Exhibit 99.1

Special Meeting of Shareowners

[        ], [    ], 2010, [    ] a.m. Eastern Time

[                             ]

[                             ]

Atlanta, GA

AGENDA

PROPOSAL TO ADOPT THE MERGER AGREEMENT

PROPOSAL TO ADJOURN THE MEETING

Please bring this portion of the proxy card and a suitable form of personal photo identification for admission to the Special Meeting.

If voting shares over the Internet or telephone, there is no need to mail back the proxy card.

The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, [            ], 2010.

Voting is important - thank you for voting!

ATTENDEES:

No cell phones, cameras, recording equipment or other electronic devices, or large bags, briefcases, or packages will be permitted inside the meeting room. For security purposes, all purses and bags are subject to inspection.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF COCA-COLA ENTERPRISES INC.

The undersigned hereby:

(a) appoints John R. Parker, Jr. and William T. Plybon and each of them as proxies, with full power of substitution, to vote all shares of Common Stock of Coca-Cola Enterprises Inc. owned of record by the undersigned; and

(b) directs the Authorized Entity with respect to each Benefit Plan to vote in person or by proxy all shares of the Common Stock of Coca-Cola Enterprises Inc. allocated to the accounts of the undersigned under any such Benefit Plan, and which the undersigned is entitled to vote:

on all matters that may come before the Special Meeting of Shareowners to be held on [            ], 2010 at [        ] Eastern Time, and any adjournments thereof, as specified on the reverse side hereof.

As used herein, the Authorized Entities and Benefit Plans are:

Computershare, Inc. as record keeper for the Coca-Cola Enterprises Employee Stock Purchase Plan;

Standard Life Trust Company, Trustee of the Coca-Cola Bottling Company Employee Savings and Investment Plan; and

JP Morgan Chase Bank, N.A., Trustee under the Master Trust Agreement for the Coca-Cola Enterprises Inc. Defined Contribution Plans Master Trust dated August 1, 2005, for the following plans:

Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan; Coca-Cola Enterprises Bargaining Employees’ 401(k) Plan; Coca-Cola Enterprises Savings Plan for Organized Employees of Southern New England; Coca-Cola Enterprises Inc. Savings and Investment Plan for Certain Bargaining Employees; Lansing Matched Employees Savings and Investment Plan; Great Lakes Canning 401(k) Plan for Union Employees; Coca-Cola Bottling Company of St. Louis Bargaining Employees Savings and Investment Plan; and Central States Coca-Cola Bottling Company Bargaining Savings Plan.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. If you mark no boxes, these shares will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:
If you noted any address changes/comments above, please mark corresponding box on the reverse side.

(Continued and to be signed on reverse side.)

2500 WINDY RIDGE PARKWAY ATLANTA, GA 30339

VOTE BY INTERNET- [                    ]

Use the Internet to transmit your voting instructions and the electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site, and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - [1-800-XXX-XXXX]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to [        ]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COCA-COLA ENTERPRISES INC.

Vote On Proposals
The Board of Directors recommends a vote FOR Proposal 1.		For	Against	Abstain
1. The proposal to adopt the Business Separation and Merger Agreement, dated as of February 25, 2010 as it may be amended from time to time by and among Coca-Cola Enterprises Inc., International CCE Inc., The Coca-Cola Company and Cobalt Subsidiary LLC.		☐	☐	☐
The Board of Directors recommends a vote FOR Proposal 2.
2. A proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies.		☐	☐	☐
In their discretion, the named proxies are authorized to vote on any other business properly brought before the meeting and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR Proposals 1 and 2 and as the proxies deem advisable on all other matters that may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the reverse side where indicated.	☐

NOTE: Please sign, date, and return your instructions promptly in the enclosed envelope. Sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date